                                                               EXHIBIT 11.1


                                   CONDUCTUS, INC.
                     STATEMENTS OF COMPUTATION OF LOSS PER SHARE
                   (amounts in thousands except per share amounts)



                                                                    DECEMBER 31,
                                                          ----------------------------
                                                              1996     1995     1994
                                                          --------- -------- ---------
Net loss                                                   $(5,004) $(4,422) $(4,544)
                                                          --------- -------- ---------
                                                          --------- -------- ---------
Weighted average number of shares outstanding as adjusted    6,263    5,543    5,323
                                                          --------- -------- ---------
                                                          --------- -------- ---------
Loss per share                                              $(0.80)  $(0.80)  $(0.85)
                                                          --------- -------- ---------
                                                          --------- -------- ---------



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